INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pilgrim Government Securities Income Fund, Inc.:

We consent to the use of our report incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                        /s/ KPMG LLP


Los Angeles, California
January 4, 2000